EXHIBIT 2.1

                              Stock Sale Agreement
                                  ("Agreement")

CONTENTS

SECTION

1. Sale of Shares, Rights, Title and Interest
2. Representations and Warranties of SELLER
3. Representations and Warranties of the Companies
4. Representations and Warranties of BUYER
5. Indemnities
6. Transactions Completed at Closing
7. Governance of BUYER
8. Remedies upon Breach
9. Governing Law
10. Amendment and Waiver
11. Assignment
12. Notices
13. Section Headings
14. Severability
15. Interpretation
16. Counterparts
17. Publicity
18. Separate Counsel
19. Attorney's Fees
20. Entire Agreement


         Agreement dated the 27th day of June, 2003, among Laurence I. Solow, a person of full age of majority domiciled in the Parish of Jefferson, State of Louisiana ("SELLER"), MedEx Systems, Inc. ("MedEx"), a Louisiana corporation and Pegasus Pharmacy, Inc. ("Pegasus"), a Louisiana corporation (collectively referred to herein as the "Companies"), and RTIN Holdings, Inc., a Texas corporation ("BUYER"). The transaction shall sometimes be referred to herein as "the Closing".

         WITNESSETH:

         WHEREAS, SELLER owns 100% of the outstanding shares of common stock (the "Shares") of the Companies, no par value, which SELLER wishes to sell to BUYER and BUYER wishes to purchase from SELLER, all on the terms hereinafter set forth;

         WHEREAS, the Companies deem that it is in the best interest of the Companies for the BUYER to purchase the Shares, and the Companies are entering into this Agreement to induce the BUYER to purchase the Shares in accordance with this Agreement;


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         WHEREAS,  SELLER  and/or  Companies own all of the rights,  title,  and interest (past, present or future) and all intellectual property rights, including those listed in Schedule 2.1(f) assets, buildings and any other property used, owned or held in connection with the business and operations of the Companies;

NOW, THEREFORE, the parties hereby agree as follows.

1.       Sale of Shares, Rights, Title and Interest.

1.1 SELLER hereby sells, assigns, transfers, and delivers to BUYER, and BUYER hereby purchases from SELLER, the Shares and all of his rights, title, and interest (past, present or future) in and to intellectual property rights, assets, buildings and any other property used, owned or held in connection with the business and operations of the Companies for a total price of U.S. $1,256,000 ("the Cash Purchase Price") payable as follows:

         (a) U.S. $100,000 which was paid to SELLER on April 4, 2003, 2003;
         (b) U.S. $156,000 which was paid to SELLER on May 1, 2003;
         (c) U.S. $100,000 which was paid to SELLER on May 26, 2003;
         (d) U.S. $900,000 which is due at Closing.

1.2      Intentionally blank.

1.3 As additional consideration for the sale of the Shares, at the Closing, BUYER will issue to SELLER One Million, Two Hundred Fifty Thousand (1,250,000) restricted shares of RTIN Holdings, Inc. common stock ("the RTIN Shares"). The RTIN Shares shall be subject to a Shareholder's Agreement in the form set forth in Exhibit 1.3A.

         The term "restricted shares" when used in this Agreement shall be defined as: The restrictions imposed pursuant to Rule 144 of the Securities Act of 1933, as amended. Each certificate representing the RTIN Holdings, Inc. restricted stock will bear the following legend substantially as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED,
                  HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


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


         Any shares of stock herein referred to and designated as "restricted shares" shall mean that any transfer, sale and ownership of such shares are expressly subject to the limitations and restrictions imposed by Rule 144 of the Federal Securities Act of 1933 as the same may be amended from time to time. BUYER shall provide to SELLER a written opinion from BUYER's attorney concerning the restrictions on transferability of the RTIN Shares, a copy of which is attached as
         Exhibit 1.3(B).


1.4 As additional consideration for the sale of the Shares and in consideration of the release and satisfaction of the Indebtedness as defined in Section 5.5 herein, BUYER will issue to SELLER One Million Seventy Five Thousand (1,075,000) restricted shares of RTIN Holdings, Inc. common stock (the MedEx/Pegasus Creditor Shares"). The MedEx/Pegasus Creditor Shares shall be issued to SELLER in consideration of the release and satisfaction of the Indebtedness defined in Section 5.5 herein, concerning indebtedness owed by SELLER to the following parties ("the Creditors and/or Creditor Shareholder"):


                  Name                          Number of Shares to be Issued

                  Jack Stolier                            206,380
                  Alan Katz                               213,397
                  Jason Parker                             26,425
                  Laurence Solow ( Whitney bank debt)     329,400
                  Miriam Kolman                            93,965
                  Dorothy Solow                            59,875
                  Paul Drake                               58,000
                  Misc. Creditors                          32,558

                  From and after delivery of the 1,020,000 shares to SELLER, BUYER shall have no obligation to pay any of the above named creditors or their heirs or assigns and SELLER shall indemnify and hold BUYER harmless therefrom. Seller shall provide BUYER with a written release of any further liability and obligations to the Creditors by Companies and BUYER. In the event SELLER, does not deliver or cause to be delivered the MedEx/Pegasus Creditor Shares in accordance with this Paragraph 1.4, then BUYER shall be under no obligation to indemnify SELLER for the indebtedness due and owing to the Creditor who was supposed to receive satisfaction of the Indebtedness from the MedEx/Pegasus Creditor Shares. BUYER and SELLER agree to execute any and all documents and to perform such acts as may be deemed reasonably necessary to accomplish the foregoing. BUYER agrees to provide the Creditors with an agreement that should any one or more of those Creditors, at any time, subject only to its restricted terms, choose to sell his or her MedEx/Pegasus Creditor Shares when the market price as determined by the Stock Exchange upon which RTIN Holdings, Inc. shares are publicly traded ("the Market Price") is less than $2.00 per share, RTIN Holdings, Inc. agrees and obligates itself to pay to that Creditor a sum equal to the difference between the net market price per share, after payment of standard or discounted commissions and transaction fees (not to exceed $.10 in the aggregate) and $2.00 per share for all of such shares then sold by the particular creditor. BUYER agrees to execute any and all documents deemed reasonably necessary by the Creditors and/or

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

         SELLER to memorialize its obligations to the Creditors and/or SELLER with respect to this Paragraph.

         SELLER will provide to the Creditor Share holders a copy of the letter provided to SELLER from BUYER's attorney concerning the restrictions on transferability of the RTIN Shares in the same form as Exhibit 1.3(B).


1.5      Intentionally blank.


1.6 As additional consideration for the sale of the Shares, BUYER agrees to grant SELLER the right to open two (2) stores in Miami, Florida or one
         (1) store in Miami, Florida and one (1) store in Kendall, Florida pursuant to the standard market partner licensing agreements employed by BUYER, except as otherwise provided in this Section. SELLER shall pay to BUYER four (4%) of the gross sales generated for the locations as the licensing fee for the life of the stores, which right may be assigned or transferred subject to the licensing agreement then in existence as to that transferred store and subject to a right of first refusal by BUYER. SELLER shall be under no obligation to pay any other licensing fees for the two (2) stores to BUYER. SELLER and/or assigns has the sole right to choose his locations, without exclusions or conditions, providing that Solow, Buyer and/or any other licensee shall not be permitted to open any store locations within two (2) miles of any then existing location or location then having been identified in writing to all parties .

1.7 As additional consideration for the sale of Shares, SELLER shall be entitled to receive 75% of the gross proceeds of the sale of the territories listed on Exhibit 1.7(a) ("the Territories") or $20,000 per 250,000 capita population, whichever is greater until such time as SELLER has been paid $5.3 million. If, after a period of thirty-six
         (36) months from the date of this Agreement, BUYER has not paid to SELLER a net sum of $5.3 million pursuant to the terms of this Section 1.7, exclusive of sums received pursuant to Section 1.1 herein, then SELLER shall be entitled to receive interest on the remaining balance due to him at a rate determined by the Wall Street Journal prime interest rate, except that such rate shall not be less than 5% per annum nor greater than 7% per annum. BUYER shall be obligated to pay to SELLER the interest due to him on a quarterly basis until such time as SELLER has received the full payment of $5.3 million, exclusive of interest and sums received pursuant to Section 1.1. BUYER shall execute a Promissory Note in the form of Exhibit 1.7(B) as evidence of this Indebtedness.

         As security for the indebtedness reflected in the Promissory Note attached as Exhibit 1.7(B), BUYER shall execute a Security Agreement in the form of Exhibit 1.7(C) wherein BUYER grants to SELLER a security interest in the Territories, which security interest shall be partially released as to each Territory sold upon payment to SELLER of the gross proceeds due on account of the sale of that Territory. All remaining Territories shall be released from the security interest upon the receipt by SELLER of $5.3 million, exclusive of sums received pursuant to Section 1.1 herein or interest paid.


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



2.       Representations and Warranties of SELLER.

2.1      SELLER represents and warrants to the BUYER as follows.

(a) The Companies are both duly incorporated and validly existing under the laws of Louisiana; the SELLER and the Companies have the corporate power and authority to execute, deliver and perform this Agreement and any other agreement or document executed by either of them under or in connection with this Agreement; and each has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and any such other agreement or document. This Agreement constitutes, and any such other agreement or document when executed will constitute, the legal, valid and binding obligations of SELLER and the Companies enforceable against SELLER and the Companies in accordance with their respective terms.

(b)      Neither  the  execution   nor  delivery  of  this   Agreement  nor  the
         transactions contemplated herein, nor compliance with the terms and conditions of this Agreement will:

(i) contravene any provision of law or any statute, decree, rule or regulation binding upon SELLER or the Companies or contravene any judgment, decree, franchise, order or permit applicable to SELLER or the Companies; or

(ii) conflict with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under the Articles of Incorporation or By-Laws of the Companies or any agreement or other instrument to which SELLER or the Companies is a party or by which either is bound, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets, rights, contracts or other property of the Companies.

(c) All authorizations, consents or approvals of, or exemptions by, any governmental, judicial or public body or authority required to authorize, or required in connection with (i) the execution, delivery and performance of this Agreement by SELLER and the Companies, or (ii) any of the transactions contemplated by this Agreement, or (iii) any of the certificates, instruments or agreements executed by SELLER or the Companies in connection with this Agreement, or (iv) the taking of any action by SELLER or the Companies, have been obtained and are in full force and effect. Applications have been made to the DEA and the Louisiana Board of Pharmacy for approval of the transfer and/or re-issuance of Pegasus' licenses.

(d) True and complete copies of the Articles of Incorporation and By-Laws of the Companies are produced, and the same have not been amended and are in full force and effect.


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



(e) The audited financial statements of the Companies and the unaudited financial statements of the Companies, including profit and loss statements for the periods then ended and balance sheets as of these dates, (the "Financial Statements") present fairly, in the case of the profit and loss statements, the results of operations of the Companies for the one-year and monthly periods then ended, and in the case of the balance sheets, the financial condition of the Companies at said dates. As at said dates, the Companies did not have any liabilities (contingent or otherwise) or assets which are not disclosed in the Financial Statements or, in the case of liabilities, reserved against therein or otherwise disclosed in writing. The Financial Statements have been prepared in accordance with generally accepted accounting principles and practices in the United States consistently applied. SELLER affirms that since the dates of the Financial Statements, (i) there have been no adverse changes in the business or financial condition of the Companies, and the Companies have conducted its business in accordance with its normal and past practices, (ii) the Companies have not incurred any additional obligations or liabilities except trade debts in the ordinary course of business, (iii) the Companies have not declared or paid any dividend or made or agreed to make any other distribution or payment in respect of any of its shares or otherwise to any of its shareholders, and (iv) the Companies have not purchased or redeemed or agreed to purchase or redeem any of its shares. BUYER affirms that it has had the opportunity to review the Financial Statements and upon the assumption that such is true, accurate and reflective of the financial condition of the Companies accepts the same as being satisfactory.

         The Companies have filed all tax returns which they have been required to file and have paid all taxes and interest and penalties, if any, which they have been required to pay other than as disclosed in writing to BUYER in Schedule 2.1(e).

(f) On Schedule 2.1 (f), the SELLER discloses all of the patent applications, patents, copyrights, trademarks, service marks and technical information disclosures of the Companies and/or SELLER; and all other assets of the Companies; collectively called the "Companies Assets". SELLER will affirm that all of the information concerning the Companies Assets is true and correct, that the Companies own all of the rights in and to the Companies Assets; the issued patents and the copyrights, trademarks and service marks are valid patents, copyrights, trademarks and service marks under the laws of the United States and, except as noted, are duly and properly registered and recorded in the name of the Companies and/or SELLER; those copyrights, trademarks and service marks which are not registered and recorded may be properly registered and recorded in the name of the Companies and/or SELLER; all technical information disclosures are the sole property of the Companies and/or SELLER and are protected as trade secrets; and, except as previously disclosed, none of the rights in or to any of the Companies Assets has been sold, leased, assigned, encumbered or transferred in any way, except as noted in Exhibit 2.1(f), and there are no rights, options or privileges outstanding with respect to any of the Companies Assets. BUYER has had an opportunity to inspect the Companies Assets to the extent the same have been made available to it and accepts the same as is without waiving any right it may have to defects known or that should have been known by SELLER and not disclosed to BUYER.

         Apart from the Companies Assets and other assets set forth in the Financial Statements, the Companies have no assets, rights or other property, and no other asset right or property is required or advisable for the Companies to conduct any of its business or activities.


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


(g) Neither any of the Companies Assets nor the use of any of them (i) violates or infringes any contract, copyright, trademark, service mark, right of privacy, patent or other right, or (ii) contains any material which the Companies is not duly authorized to use, or (iii) misuses or misappropriates any trade secret or confidential or proprietary information.

(h) On Schedule 2.1(h), the SELLER discloses all litigation or arbitration to which the Companies are a party. There is no other litigation or arbitration or administrative proceeding or claim asserted, pending or threatened respecting or involving the Companies, the business of the Companies or any of the Companies Assets or other assets of the Companies other than as previously disclosed in writing to BUYER.

(i) On Schedule 2.1(i), the SELLER shall disclose all orders, writs, injunctions or decrees of any court, government or governmental agency or any arbitration award affecting the Companies, the business of the Companies. There are no other orders, writs, injunctions or decrees of any court, government or governmental agency or any arbitration award affecting the Companies, the business of the Companies or any of the Companies Assets or other assets of the Companies other than as previously disclosed in writing to BUYER. The Companies and its assets and operations are in compliance with all applicable laws, rules, regulations and ordinances.

(j) On Schedule 2.1(j), the Seller provides a list of all the banks at which the Companies have any bank accounts.

(k)      SELLER  is the sole  owner of the  Shares of the  Companies  and of all rights in and to the Shares; the Shares are represented by share certificates, and SELLER may sell the Shares to BUYER pursuant to this Agreement without the consent or approval of any person, corporation, partnership, governmental authority or other entity; the Shares are fully paid and non-assessable and, except as provided in this Agreement, SELLER has not sold, transferred or assigned any of its rights in or to any of the Shares; the Shares are free and clear of any liens, claims, encumbrances and restrictions of any kind except for the approvals noted above and except as noted in Schedule 2.1(k).

(l) There is no option, warrant, privilege, or other right outstanding with respect to any unissued shares of the Companies, whether treasury shares or otherwise, and there is no option, warrant, privilege or other right outstanding with respect to any of the Shares; the Companies has issued and outstanding 1,000 shares of MedEx Systems, Inc. common stock, and 100 shares of Pegasus Systems, Inc. common stock, no par value, of which, 100% is owned by SELLER; there are no other shares of the Companies outstanding; the Companies are not authorized to issue any additional shares of common stock nor any other class or classes of stock.


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3.       Representations and Warranties of the Companies.

3.1 The Companies represent and warrant to BUYER that the representations and warranties of SELLER under Section 2.1 insofar as they pertain to the Companies are true and correct.

4.       Representations and Warranties of BUYER.

4.1      BUYER represents and warrants to SELLER and the Companies as follows.

(a) BUYER is duly incorporated and validly existing under the laws of Texas; BUYER has the corporate power and authority to execute, deliver and perform this Agreement, the Note, and any other agreement or document executed by either of them under or in connection with this Agreement; and each has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and any such other agreement or document. This Agreement constitutes, and any such other agreement or document when executed will constitute, the legal, valid and binding obligations of BUYER enforceable against BUYER in accordance with their respective terms.

(b)      Neither  the  execution   nor  delivery  of  this   Agreement  nor  the
         transactions contemplated herein, nor compliance with the terms and conditions of this Agreement will:

(i) contravene any provision of law or any statute, decree, rule or regulation binding upon BUYER or contravene any judgment, decree, franchise, order or permit applicable to BUYER; or

(ii) conflict with or result in any breach of any terms, covenants, conditions or provisions of, or constitute a default (with or without the giving of notice or passage of time or both) under the Articles of Incorporation or By-Laws of the BUYER or any agreement or other instrument to which BUYER is a party or by which either is bound, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets, rights, contracts or other property of the BUYER.

(c) All authorizations, consents or approvals of, or exemptions by, any governmental, judicial or public body or authority required to authorize, or required in connection with (i) the execution, delivery and performance of this Agreement by BUYER, or (ii) any of the transactions contemplated by this Agreement, or (iii) any of the certificates, instruments or agreements executed by BUYER in connection with this Agreement, or (iv) the taking of any action by BUYER, have been or at the Closing will have been obtained and at the Closing will be in full force and effect.

(d) True and complete copies of the Articles of Incorporation and By-Laws of the BUYER have been produced to SELLER, and the same have not been amended and are in full force and effect.


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


(e) As of the date hereof, the authorized capital stock of BUYER consists of Twenty-Five Million (25,000,000) shares of common stock, Eleven Million Eight Hundred Fourteen Thousand Three Hundred Thirty Five (11,814,335) shares of which are issued and outstanding and Ten Million (10,000,000) shares of preferred stock, One Million Nine Hundred Ninety-Nine Thousand Nine Hundred Twenty (1,999,920) shares of which Series A preferred are issued and outstanding. All outstanding shares of Series A Preferred Stock will be purchased and retired by BUYER pursuant to a "Series A Agreement", and "Conversion Commitment Agreement", copies of which are attached as Exhibit 4.1(e)(1) All of the presently outstanding shares of capital stock of BUYER (i) have been validly authorized and issued and (ii) are fully paid and non-assessable. BUYER has not issued any other shares of its capital stock, and there are no outstanding options, warrants, calls, commitments, subscriptions, agreements or other rights of any character (including conversion, redemption or preemptive rights) relating to the acquisition of any issued or unissued capital stock of BUYER that would have a material affect upon the restricted shares issued and to be issued under this Agreement except as otherwise provided in the Series A Agreement, the Conversion Commitment Agreement, Subscription Agreement, and Series A, B and C Warrant Agreements. All outstanding options, warrants, calls, commitments, subscriptions, agreements or other rights of any character (including conversion, redemption or preemptive rights) relating to the acquisition of any issued or unissued capital stock of BUYER are listed on Schedule 4.1(e)(2). No dividends are accrued but unpaid on any capital stock of BUYER.

(f) Subject to the restrictions imposed upon and affecting the RTIN Shares that BUYER issues to SELLER in accordance with Section 1.3 at the Closing shall be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free of other restrictions on transfer except those imposed by applicable federal and state securities laws or otherwise disclosed in writing to SELLER. BUYER shall provide to SELLER a written opinion from BUYER's attorney concerning the restrictions on transferability of the RTIN Shares in the form set forth in Exhibit 1.3(B).

(g) BUYER has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, collectively, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated and amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of BUYER included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the period involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of BUYER as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that are not material).

(h) The Financial Statements present fairly, in the case of the profit and loss statements, the results of operations of the BUYER for the one-year and monthly periods then ended, and in the case of the balance sheets, the financial condition of the BUYER at said dates. As at said dates, the BUYER did not have any material liabilities (contingent or otherwise) or assets which are not disclosed in the Financial Statements or, in the case of liabilities, reserved against therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles and practices in the United States consistently applied. BUYER affirms that since the dates of the Financial Statements, (i) there have been no adverse changes in the business or financial condition of the BUYER, and the BUYER has conducted its business in accordance with its normal and past practices, (ii) the BUYER has not incurred any additional material obligations or liabilities except trade debts in the ordinary course of business, (iii) the BUYER has not declared or paid any dividend or made or agreed to make any other distribution or payment in respect of any of its shares or otherwise to any of its shareholders, and (iv) the BUYER has not purchased or redeemed or agreed to purchase or redeem any of its shares other than the Series A Preferred Shares referenced hereinabove. The obligation of BUYER imposed by this Section shall survive the date of Closing, however, upon satisfaction of all obligations of BUYER to SELLER outlined herein, SELLER shall have no further rights, title or interest to request or receive the Financial Statements.

         The BUYER has filed all tax returns which it has been required to file and has paid all taxes and interest and penalties, if any, which it has been required to pay.

(i)      Intentionally blank.

(j) On Schedule 4.1(j), the BUYER discloses all litigation or arbitration to which the BUYER is a party. There is no other litigation or arbitration or administrative proceeding or claim asserted, pending or threatened respecting or involving the BUYER, the business of the BUYER or any of the BUYER's Assets or other assets of the BUYER.

(k) On Schedule 4.1(k), the BUYER discloses all orders, writs, injunctions or decrees of any court, government or governmental agency or any arbitration award affecting the BUYER, and the business of the BUYER. There are no other orders, writs, injunctions or decrees of any court, government or governmental agency or any arbitration award affecting the BUYER, the business of the BUYER or any of the BUYER's Assets. The BUYER and its assets and operations are in compliance with all applicable laws, rules, regulations and ordinances.

(l) BUYER is acquiring the MedEx Stock and the Pegasus Stock for its own account, for investment, and not with a view to any "distribution" within the meaning of the Securities Act. BUYER has no present intention to make any transfer of the MedEx Stock or the Pegasus Stock.

(m) BUYER understands that because the MedEx Stock and the Pegasus Stock have not been registered under the Securities Act, it cannot dispose of any or all of the MedEx Stock or Pegasus Stock unless such shares are subsequently registered under the Securities Act or exemptions from registration are available. BUYER understands that no public market now exists for the MedEx Stock or Pegasus Stock and that there is no assurance that a public market will ever exist for such securities. BUYER acknowledges and understands that it has no registration rights. By reason of these restrictions, BUYER understands that it may be required to hold the MedEx Stock and the Pegasus Stock for an indefinite period of time. BUYER agrees that in no event will it make a transfer or disposition of any of the MedEx Stock or the Pegasus Stock unless and until, if requested by the applicable Company, at the expense of BUYER or transferee, it shall have furnished to the applicable Company an opinion of counsel or other evidence, reasonably satisfactory to such Company, to the effect that such transfer may be made without registration under the Securities Act. BUYER understands that each certificate representing the MedEx Stock and the Pegasus Stock will bear the following legend substantially as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED,
                  HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

(n) BUYER is knowledgeable and experienced in making investment decisions and is able to bear the economic risk of loss of its investment in the Companies, except to the extent that such loss is the result of a material misrepresentation or breach by SELLER and/or the Companies.

(o) BUYER is acting on its own behalf in connection with the investigation and examination of the Companies and its decision to execute these documents.

(p) BUYER'S common stock is traded on the OTC BB. No circumstances exist that could reasonably be expected to result in Buyer's being ineligible for trading on the OTC BB as of the Closing.

(q) Within twelve months of the date of this Agreement, BUYER shall use commercially reasonable efforts to cause it to be substituted for SELLER as a guarantor of the Companies and attempt to obtain full releases of SELLER'S personal guarantees of Companies indebtedness to the extent that the guarantees of SELLER are listed with specificity upon Schedule 4.1(q) hereof and provided further, however, that the existence of the obligation that is guaranteed by SELLER does not result in a default under this Agreement.

5.       Indemnities.

5.1 The representations and warranties of the Companies, SELLER and BUYER will be deemed made on execution of this Agreement and at the Closing, and all of those representations and warranties and all of the covenants and obligations of the parties under this Agreement will survive the Closing.

5.2 BUYER will hold SELLER and the Companies harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which either SELLER or the Companies incurs by reason of any representation or warranty of BUYER being incorrect or by reason of any breach by BUYER of any of its covenants or obligations under this Agreement.

5.3 The Companies will hold BUYER harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which BUYER incurs by reason of any representation or warranty of the Companies being incorrect or by reason of any breach by the Companies of any of its covenants or obligations under this Agreement.

5.4 SELLER will hold BUYER harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which BUYER incurs by reason of any representation or warranty of SELLER being incorrect or by reason of any breach by SELLER of any of its covenants or obligations under this Agreement.

5.5 BUYER acknowledges that SELLER has represented to it that there is approximately $6 million owed by SELLER and the Companies in the aggregate to third party creditors ("the Indebtedness") including monies borrowed by SELLER personally for the use and benefit and on behalf of the Companies for business purposes. For each creditor holding a portion of the Indebtedness there is shown on Exhibit 5.5A hereof the name and address of such creditor with the current balance, evidence and terms of the Indebtedness due and owing that creditor. BUYER shall have no obligation to assume and pay any indebtedness of SELLER unless such indebtedness is itemized and listed upon Exhibit 5.5A or elsewhere specifically identified by creditor and the amount of the indebtedness. BUYER shall have no obligation to indemnify SELLER for those debts listed in Section 1.4 herein for whom MedEx/Pegasus Creditor Shares are issued to SELLER. SELLER shall personally negotiate the payment of the indebtedness owed to the third party creditors listed on Exhibit 5.5B, and BUYER agrees not to contact those third party creditors listed on Exhibit 5.5B.

         BUYER will make monthly payments of $20,500.00 to SELLER for payment of the MedEx/Pegasus Creditors listed on Exhibit 5.5C, and after 24 months, BUYER shall pay SELLER the sum of $1,040,000 for payment by SELLER of the remaining indebtedness owed to the Creditors listed on
         Exhibit 5.5C.

5.6 The parties will hold each other harmless, defend and indemnify each other from any loss, damage, cost or expense (including, without limitation, legal fees and court costs) from any claim for commissions, transaction fees and brokerage fees arising, directly or indirectly, to the transaction made the subject of this Agreement and SELLER and Companies expressly warrant and represent that there are no commissions, transaction fees, brokerage fees or other fees due and owing or which may become due and owing as the result of any relationship, agreement or understanding between SELLER, Companies and a third party. SELLER for valuable consideration paid agrees to hold BUYER harmless for claims for commissions, transaction fees and brokerage fees arising, directly or indirectly, from the transaction made the subject of this Agreement brought by Craig Longhurst and/or Threnody, L.L.C.

5.7 The rights and remedies of the parties under this Section 5 are in addition to and not by the way of limitation upon any other rights and remedies. The rights and remedies of the parties are cumulative, but a party will not be entitled to incidential or consequential damages or loss of profits.

6.       Transactions Completed at Closing.

6.1 The following requirements will be completed or satisfied, as the case may be, at the Closing.

(a) SELLER delivers to BUYER share certificates representing the Shares, which certificates will be duly endorsed by SELLER to BUYER.

(b) To effect transfer, BUYER delivers said share certificates to the Companies and the Companies will deliver to BUYER a certificate, duly executed and issued in the name of BUYER, representing 100% of the issued and outstanding shares of the Companies, no par value, registered in the name of BUYER.

(c)      BUYER delivers to SELLER the sum of $900,000.

(d)      Intentionally blank.

(e)      SELLER and BUYER will deliver a Shareholder's  Agreement in the form of
         Exhibit 1.3(a) hereto, and the Shareholder's Agreement is in full force and effect.

(f)      Intentionally blank.

(g) Buyer acknowledges and agrees to honor the employment contracts between the Companies and the following: (1) Trina Skoller (2) Louis Rosen (3) Elizabeth Prechter (4) Paul Drake provided that a Contract has not been breached by the respective employee.

(h) Within four business days of the Closing, BUYER, or its transfer agent, delivers to SELLER the certificates for restricted shares representing the RTIN Shares, registered in the name of SELLER.

(i) Within four business days of the Closing, BUYER, or its transfer agent, delivers to SELLER the certificates for restricted shares representing the MedEx/Pegasus Creditor Shares, registered in the name of SELLER.

(j)      Intentionally blank.

(k)      Intentionally blank.

(l) BUYER is furnished with copies of all approvals and consents required in connection with this Agreement and a certificate by an officer or director of the Companies and an officer or director of SELLER certifying that the same are in full force and effect.

(m)      Intentionally blank. .

(n) BUYER executes a Security Agreement in which BUYER's and MedEx's interest in the Territories are pledged as security for BUYER's and MedEx's obligations pursuant to this Agreement.

(o) SELLER and the Companies certify that the officers and directors of the Companies are as follows:

(i)      Officers of MedEx Systems, Inc.:

President:        Laurence I. Solow
Secretary:        Laurence I. Solow
Treasurer:        Laurence I. Solow

(ii)     Directors of MedEx Systems, Inc. and Pegasus Pharmacy, Inc.:

                  Laurence I. Solow
                  Louis Rosen
                  Trina Skoler

(iii)    Officers of Pegasus Pharmacy, Inc.:

President:        Paul Drake
Secretary:        Laurence I. Solow
Treasurer:        Laurence I. Solow

(p) The Companies will be furnished with resignations by all current officers and directors of the Companies and the BUYER will be furnished with copies of these.

(q) The parties furnish each other with certificates by one of their officers or directors (i) certifying the adoption by their directors and, if necessary, by their shareholders, of resolutions authorizing the execution, delivery and performance of this Agreement and any other agreements and documents in connection herewith, and (ii) also certifying the names, positions and signatures of the persons authorized to sign on their behalf.

(r) The parties will furnish each other with certificates of the appropriate governmental authority in Louisiana or Texas, as the case may be, dated within five (5) days of the Closing confirming that the parties are in existence and good standing in their respective jurisdictions ("Certificates of Good Standing").

6.2      Except  for  the   Certificates  of  Good  Standing,   the  agreements,
         certificates, consents and other documents to be executed and delivered at the Closing shall be dated the date of the Closing.

6.3 BUYER shall notify the applicable governing authorities concerning this transaction within the applicable periods provided by law. SELLER shall comply with all reasonable requests by BUYER to assist in the notification of the governing authorities and transfer of licenses, if applicable.

6.4      Completion  or  satisfaction,  as  the  case  may  be,  of  all  of the
         requirements   under  Section  6  (including  the  correctness  of  the
         statements in the certificates and other documents delivered) are conditions precedent to completing the Closing under this Agreement. No part of the Closing under this Agreement will be deemed completed unless all requirements under this Agreement shall have been completed or satisfied.

7.       Governance of BUYER.

(a) SELLER shall be entitled to notice and an opportunity to attend and be heard at all meetings of BUYER's Board of Directors or other matters involving BUYER's Board action.

(b)      Intentionally omitted.

(c) So long as SELLER owns 5% or greater of the outstanding stock of BUYER or 5 years, whichever occurs last, the Board of Directors of BUYER shall be prohibited from taking any action, either prior to or after Closing, that would be inconsistent with any term or condition set forth in this Agreement without prior written consent of SELLER.

8.       Remedies upon Breach.

         In the event that any party, without good cause, fails to fulfill any material obligations outlined in this Agreement ("the Breaching Party"), then the other party ("the Non-Breaching Party") may demand the immediate payment, as liquidated damages of $250,000 cash ("Liquidated Damages") and, in the case of SELLER, he may retain the funds paid to him and/or MedEx and/or Pegasus by RTIN in addition to the Liquidated Damages.

9.       Governing Law.

         This Agreement will be governed by and construed in accordance with the law of Louisiana. Venue shall lie solely in the United States District Court, Eastern District of Louisiana.

10.      Amendment and Waiver.

10.1 This Agreement may not be amended or terminated except by an instrument in writing signed by all of the parties hereto or upon material breach with remedies stated therefor.

10.2 No provision of this Agreement and no right or obligation under this Agreement may be waived except by an instrument in writing signed by the party waiving the provision, right or obligation in question.

11.      Assignment.

         No party may transfer or assign any of its rights or obligations under this Agreement and any attempt thereat shall be null and void.

12.      Notices.

12.1 Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party under this Agreement shall be in writing and shall be given to that party with copy at the addresses or fax numbers set forth below or, in the event of a change in any address or fax number, then to such other address or fax number as to which notice of the change is given:

(a) If to SELLER:


Laurence I. Solow
801 Rue Burgundy #213
Metairie, Louisiana 70005
Fax No.: (504) 831-9924


With a copy to (which shall not constitute notice):


David J. Halpern
One Lakeway Center, Suite 605
3900 N. Causeway Boulevard
Metairie, Louisiana 70002
Fax No.: (504) 831-2609

(b) If to the Companies:


MedEx Systems, Inc.
Pegasus Pharmacy, Inc.
540 Elmwood Park Boulevard
Jefferson, Louisiana 70123
Fax No.: (504) 733-8789


(c) If to BUYER:

RTIN Holdings, Inc.
3218 Page Road
Longview, Texas 75605
Attention: Curtis A. Swanson
Fax No.: (903) 234-9777

with a copy to (which shall not constitute notice):

Bruce A. Smith
P. O. Drawer 2072
Longview, Texas 75606
Fax No. (903) 753 5123

12.2     Notice shall be deemed given on receipt.


13.      Section Headings.

         Section headings are for convenient reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

14.      Severability.

         If any provision of this Agreement is held invalid under applicable law, such provision will be deemed ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement to the extent that such remainder does not result in an unjust hardship or an inequitable hardship on one or both of the parties.

15.      Interpretation.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against BUYER and SELLER, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

16.      Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.


17.      Publicity.

         No party shall make any publicity release or announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval thereof by the other parties, as the case may be, except as required by applicable law and regulations, in which case the party issuing the release will so advise the other parties in writing and submit a copy of such release in advance of such issuance.

18.      Separate Counsel.

         The Parties acknowledge and agree that with respect to the agreements contained in this Agreement, each such party is relying solely on its own legal counsel and not on any advice, statements or representations of the other party's counsel.

19.      Attorney's Fees.

         In the event either party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to the award of its attorney's fees incurred in connection therewith.

20.      Entire Agreement.

         SELLER, the Companies, BUYER and others entered into a document as the result of the settlement (cumulatively "the settlement documents") of a legal proceeding in Civil Action Docket No. 2-02CV-159, United States District Court for the Eastern District of Texas, Marshall Division on or about the 4th day of April, 2003, (which is incorporated herein by reference) such settlement documents and the terms thereof and by the execution of this Agreement are ratified, confirmed and acknowledged as being in full force and effect. The settlement documents are a separate and independent agreement which does not merge into nor become a part of this Agreement and exists outside this Agreement and survive the terms, provisions and conditions of this Agreement.

21.      Execution by Facsimile.

         Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         This Agreement constitutes the entire agreement among the parties with respect to the other matters described herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            RTIN Holdings, Inc.

                                            By:
                                                --------------------------------
                                               Curtis Swanson, President



                                            Laurence I. Solow, Individually

                                            MedEx Systems, Inc.

                                            By:
                                                --------------------------------
                                                   Laurence I. Solow, President


                                            Pegasus Pharmacy, Inc.

                                            By:
                                                --------------------------------
                                                   Laurence I. Solow, Secretary